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                                                                     Exhibit 3.3

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                           OF SERIES A PREFERRED STOCK
                                       OF
                                  REED'S, INC.

                 Pursuant to Section 151 of the General Corporation Law of the State of Delaware:

      WHEREAS, Reed's, Inc., a corporation organized and existing under the laws of the State of Delaware (this "CORPORATION"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, as amended, of this Corporation, in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of this Corporation adopted the following resolution establishing a new series of preferred stock of this Corporation.

      RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by Article 4 of the Certificate of Incorporation, as amended, the Board of Directors of this Corporation hereby establishes a series of the authorized preferred stock of this Corporation, $10.00 par value per share, which series will be designated as "SERIES A CONVERTIBLE PREFERRED STOCK," and which will have the following rights, preferences, privileges and restrictions (capitalized terms not defined herein shall have the meaning given to such terms in the Certificate of Incorporation, as amended, of this Corporation):

         1. DESIGNATION AND RANK. An amount of shares of the Preferred Stock shall be designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), par value $10.00 per share and the number of shares constituting such series shall be 50,000. The Series A Preferred Stock will rank the Common Stock (Junior Securities), with respect to dividend rights and rights upon liquidation, winding up and dissolution.

         2. NO ISSUANCE OF ADDITIONAL SHARES. The number of authorized shares of Series A Preferred Stock may be reduced or eliminated by the Board of Directors of this corporation or a duly authorized committee thereof in compliance with the General Corporation Law of the State of Delaware stating that such reduction has been authorized, and the number of authorized shares of Series A Preferred Stock shall not be increased without the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock.

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         3. DIVIDENDS AND DISTRIBUTIONS.

       (a) Subject to the terms set forth herein and the rights of the Senior Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive out of assets legally available for that purpose, an annual non-cumulative dividend equal to 5.0% from the date of issuance of the shares of Series A Preferred Stock.

       (b) All dividends or distributions declared upon the Series A Preferred Stock shall be declared pro rata per share.

       (c) Any such dividend shall be paid in cash or shares of Common Stock, in the sole and absolute discretion of the Board of Directors. If such dividend is paid in shares of Common Stock, the Board of Directors shall determine the Fair Market Value of the Corporation's Common Stock as of the record date for such dividend (the "Record Date"), as follows:

                                  (1) If traded on a securities exchange or
                           through the Nasdaq National Market, the Fair Market Value of the Corporation's Common Stock shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty
                           (30) day period ending three (3) days prior to the Record Date;

                                  (2) If actively traded over-the-counter, the
                           Fair Market Value of the Corporation's Common Stock shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the Record Date; and

                                  (3) If there is no active public market, the
                           Fair Market Value of the Corporation's Common Stock shall be the value determined in good faith by the Board of Directors on the Record Date, which determination shall, absent fraud, be binding upon all holders of shares of Series A Preferred Stock.

       (d) The holders of the Series A Preferred Stock shall be entitled to payments of accrued and unpaid dividends upon liquidation of the Corporation as set forth in Section 4 below or the redemption of the Series A Preferred Stock as set forth in Section 5 below, and in each such case shall be entitled to all accrued and unpaid dividends whether or not declared by the Corporation, or as otherwise required under this Section 3.

       (e) The corporation shall not declare or pay any dividend on shares of Junior Securities until the holders of the Series A Preferred Stock have received the full non-cumulative dividend accrued thereon pursuant to clause
(a).

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       (f) In computing accrued and unpaid dividends on the Series A
Preferred Stock, such dividends shall be computed on a daily basis through the date as of which such dividends are required to be paid by the terms hereof.

       (g) The holders of shares of Series A Preferred Stock will be entitled to participate with the holders of Common Stock with respect to any dividend declared on the Common Stock in proportion to the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock held by them.

         4. LIQUIDATION PREFERENCE.


       (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, subject to the rights of the Senior Preferred Stock and the rights of series of Preferred Stock that may from time to time come into existence in accordance with and subject to the terms hereof, including, without limitation, Section 9(b) hereof, the holders of Series A Preferred Stock shall be entitled to receive after any distribution with respect to Senior Preferred Stock and, prior and in preference to any distribution of any of the assets of this corporation to the holders of any Junior Securities by reason of their ownership thereof, an amount per share (the "Liquidation Preference") equal to the sum of (i) $10.00 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (ii) accrued but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like).

       (b) Upon completion of the distribution required by subsection (a) of this Section 4, all of the remaining assets of this Corporation available for distribution to stockholders shall be distributed among the holders of all Senior Preferred Stock, Series A Preferred Stock and Junior Securities pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock).

       (c) (i) For purposes of this Section 4, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include (unless the holders of at least a majority of the Series A Preferred Stock then outstanding shall determine otherwise) a transaction whereby a person or group of persons acting in concert (other than current stockholders) shall:

                  (A) become (whether by merger, consolidation, or transfer, redemption or issuance of capital stock or otherwise) the beneficial owners (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended) of securities constituting more than fifty percent (50%) of the combined voting power of or the economic equity interests in the then outstanding securities of the Corporation (or any surviving or resulting person); or

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                  (B)      acquire assets constituting all or substantially all
                           of the assets of the Corporation and its subsidiaries on a consolidated basis (with (A) and/or (B) constituting a "Change in Control").

       (ii) In any of such events, if the consideration received by this Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                  (A) Securities not subject to an investment letter or other similar restrictions on free marketability covered by (B) below:

                                  (1) If traded on a securities exchange or
                           through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

                                  (2) If actively traded over-the-counter, the
                           value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                                  (3) If there is no active public market, the
                           value shall be the fair market value thereof, as mutually determined by this Corporation and the holders of at least a majority of the outstanding shares of Series A Preferred Stock.

                  (B) The method of valuation of securities subject to an investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in
                           (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this Corporation and the holders of at least a majority of the outstanding shares of such Series A Preferred Stock.

       (iii) In the event the requirements of this Section 4 are not complied with, this Corporation shall forthwith either:

                      (A) cause such closing to be postponed until such time as the requirements of this Section 4 have been complied with; or

                           (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges


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                           existing immediately prior to the date of the first
                           notice referred to in subsection 4(c)(iv) hereof.

       (iv) This Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4, and this Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this Corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the outstanding shares of such Series A Preferred Stock.

         5.       REDEMPTION.

          (a) At any time, or from time to time, after June 30, 2007, the Corporation shall have the option, exercisable upon the expiration of the fifteen (15) day period after written notice is delivered to the holders of Series A Preferred Stock pursuant to Section 6(i) (the "Redemption Date") to the holders of the Series A Preferred Stock, to redeem all or any portion of the Series A Preferred Stock specified in such notice by paying in cash a sum per share equal to the Original Series A Issue Price per share of Series A Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like) plus all accrued but unpaid dividends on such share (the "Redemption Price"). Any redemption of Series A Preferred Stock effected pursuant to this subsection 5(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock proposed to be redeemed from such holders.

          (b) At least fifteen (15) but no more than thirty (30) days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected on the Redemption Date, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, their certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection (5)(c), on or after each Redemption Date, each holder of Series A Preferred Stock to be redeemed on such Redemption Date shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption

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Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (c) From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption on such Redemption Date in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of this Corporation legally available for redemption of shares of Series A Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that each holder of a share of Series A Preferred Stock receives the same percentage of the applicable Series A Redemption Price. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of this Corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares that this Corporation has become obliged to redeem on any Redemption Date but that it has not redeemed.

         6. CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights (the "Conversion Rights") as follows:

           (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares and on or prior to the date such shares are redeemed, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by multiplying (x) 1 by (y) the conversion rate for the Series A Preferred Stock that is in effect at the time of conversion (the "Conversion Rate"). The Conversion Rate for the Series A Preferred Stock initially shall be four (4). The Conversion Rate shall be subject to adjustment from time to time as provided in this Certificate of Designations. All references to the Conversion Rate herein mean the Conversion Rate as so adjusted. Upon conversion of each share of Series A Preferred Stock into Common Stock, all accrued but unpaid dividends with respect to such share of Series A Preferred Stock shall, to the extent that a dividend may be paid from assets legally available for that purpose, be paid by the Corporation to the holder of the Series A Preferred Stock, through the date of such conversion and calculated in accordance with Section 3(f).

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           (b) Mechanics of Conversion. Before any holder of Series A Preferred
Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

           (c) Stock Splits.

               (i) In the event this corporation should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding.

               (ii) If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease of the aggregate of shares of Common Stock outstanding.

          (d) Recapitalizations. If at any time or from time to time there shall be a recapitalization or reclassification of the Common Stock (or a merger, transfer, consolidation, or exchange in respect of the Corporation's securities which does not

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constitute a Change in Control, other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 6 or
Section 4) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of this Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (e) No Impairment. This Corporation will not, by amendment of its Certificate of Incorporation or this Certificate of Designations (except in accordance with applicable law), or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

          (f) No Fractional Shares and Certificate as to Adjustments.

                (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

              (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 6, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock.

          (g) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock

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of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (h) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holders of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

          (i) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at their address appearing on the books of this Corporation.

          (j) Unconverted Shares. If less than all of the outstanding shares of Series A Preferred Stock are converted pursuant to this Section 6, and such shares are evidenced by a certificate representing shares in excess of the shares being converted and surrendered to this Corporation in accordance with the procedures as the Board of Directors of this Corporation may determine, this Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to the holder, a new certificate evidencing the number of shares of Series A Preferred Stock not converted.

        7. VOTING. Except as provided in this Certificate of Designations or as required by law, the holders of shares of Series A Preferred Stock will have no right to vote on any matters, questions or proceedings of this Corporation including, without limitation, the election of directors.

         8. REACQUIRED SHARES. Any shares of Series A Preferred Stock which have been converted or redeemed will be retired and cancelled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other certificate of designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

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     9. PROTECTIVE PROVISIONS. So long as any shares of Series A Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

          (a) amend the Certificate of Incorporation (as amended) of this Corporation or the bylaws of this Corporation in any manner (including, without limitation, by means of a merger or consolidation) which adversely affects the rights of the Series A Preferred Stock; or

          (b) authorize or issue, or obligate itself to issue, any other equity security having a preference over, or being on a parity with, the Series A Preferred Stock with respect to dividends, liquidation, redemption or voting, including any other security convertible into or exercisable for any equity security other than Senior Preferred Stock shares.

      RESOLVED, FURTHER, that the officers of this Corporation be, and each of them hereby is, authorized and empowered on behalf of this Corporation to execute, verify and file a certificate of designations of preferences in accordance with Delaware law.

      IN WITNESS WHEREOF, Reed's, Inc. has caused this certificate to be duly executed by its duly authorized officers this ____ day of September, 2004.

                                            REED'S, INC.



                                            By:  _______________________
                                                 Christopher J. Reed
                                                 Chairman and Chief Executive
                                                   Officer

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